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                                                                    EXHIBIT 11.1


                              Balance Bar Company

                 Statement of Computation of Per Share Earnings
                   (amounts in 000's, except per share data)


                                                            1998                     1997                     1996
                                                      ----------------         ------------------       -----------------

Net income                                                 $ 5,112                  $ 1,660                   $1,615
     Less - preferred stock dividends                           --                       --                       --
                                                           -------                  -------                   ------
Income available to stockholders                           $ 5,112                  $ 1,660                   $1,615
                                                           =======                  =======                   ======

Weighted average number of shares
     Outstanding for basic earnings per share               10,634                    9,302                    8,410
Effect of dilutive securities (shares issuable upon
     exercise of stock options determined by the
     treasury stock method)                                  1,806                    1,741                      933
                                                           -------                  -------                   ------
Weighted average number of shares outstanding
     for diluted earnings per share                         12,440                   11,043                    9,343
                                                           =======                  =======                   ======

Earnings per share:
     Basic                                                 $  0.48                  $  0.18                   $ 0.19
                                                           =======                  =======                   ======

     Diluted                                               $  0.41                  $  0.15                   $ 0.17
                                                           =======                  =======                   ======
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